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                                                                  Exhibit 10.33

March 27, 1997

Astron Group Limited at 10/F., Fu Cheung Centre, 5-7 Wong Chuk Yeung Street, Fo Tan, Shatin, N.T. Hong Kong.

Stephen Rees at Rockcliff, Lot 208 DD229, Clearwater Bay Road, Sai Kung, Hong Kong.

Re: Termination of Supplemental Services Agreement

Dear Mr. Rees:

        This letter unconditionally terminates that certain Supplemental Service Agreement (the "Supplemental Service Agreement") made the 2nd February, 1996 by and between Astron Group Ltd (the "Company") and Stephen Rees ("SR").

        The Company and SR each hereby agree, effective March 27th, 1997 to terminate the Supplementary Service Agreement. The Company and SR each hereby unconditionally release each other from all other liabilities and obligations pursuant to the Supplemental Service Agreement whether such obligations arise prior to or after such termination and whether or not the same are expressed in the said Agreement to continue following termination.

        By signing below, the undersigned parties agree to the foregoing termination of the Supplemental Service Agreement.

The common seal of              )
Astron Group Limited            )
was hereto affixed in           )__________________
the presence of:                )


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Signed, sealed and delivered    )
by the said Stephen Rees        )
in the presence of:             )__________________

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